Summit Bank
Professional Conduct Policy  #2-114

Policy

     It is the policy of The Private Bank to hold all employees of The Private Bank Investment Department to the standards of conduct as contained in the "Code of Ethics" adopted by the Financial Analysts Foundation and the Institute of Chartered Financial Analysts, now known as the Association for Investment Management and Research (AIMR). Bank employees of The Private Bank who are part of the Investment Department shall read, understand and observe the (1) guidelines set forth in the "Code of Ethics" (see Exhibit "A") and (2) Procedure set forth below, both of which are explicitly incorporated by reference into this Policy.

     It is the policy of The Private Bank that no employee shall, in connection with the purchase or sale, directly or indirectly, by the employee of a Security Held or to be Acquired (see definition under Procedure) by one of the portfolios of The Pillar Funds: (1) employ any device, scheme or artifice to defraud The Pillar Funds; (2) make any untrue statement of a material fact to The Pillar Funds or omit to state a material fact necessary in order to make the statements made to The Pillar Funds, in light of the circumstances under which they are made, not misleading; (3) engage in any act, practice or course of business that operates or would operate as a fraud or deceit on The Pillar Funds; or (4) engage in any manipulative practice with respect to The Pillar Funds. No employee is specifically prohibited from the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by one of the portfolios of The Pillar Funds, unless so doing would otherwise violate any requirement of this Policy 2-114 Professional Conduct or any other applicable laws or regulations.


     It is the policy of The Private Bank to comply in all respects with Securities Exchange Commission Rule 17j-1 [citation 17CFR270.17j-1], and adhere to the specific procedures intended to implement the Bank's compliance, as described below under Procedure. Specific citations to the United States Code or the Code of Federal Regulations are attached in the Related Topics section. It is intended that this Policy and Procedure will comply with Rule 17j-1 and any interpretations of this Policy and Procedure that may be required shall conform to Rule 17j-1 (see Exhibit "B").


Procedure

     The Private Bank Chief Investment Officer shall be responsible for notifying The Pillar Funds Board of Trustees of any material change to this Policy 2-114 Professional Conduct at the next meeting of that Board that occurs after the Chief Investment Officer is a aware of that material change. See Exhibit "I" for the standard format.

     The Private Bank Chief Investment Officer shall be responsible for the following duties, among others:

         1. Using reasonable diligence and instituting procedures reasonably necessary to prevent violations of the Code of Ethics of this Policy 2-114 Professional Conduct, Exhibit "A".

         2. No less frequently than annually, furnishing to The Pillar Funds Board of Trustees, a written report that:

             (a) Describes any issues arising under the Code of Ethics of this
              Policy 2-114 Professional Conduct, and related procedures, since the last report to The Pillar Funds Board of Trustees, including, but not limited to, information about material violations of the code, or procedures, and sanctions imposed in response to the material violations; and

              (b) Certifies that the Bank has adopted procedures reasonably necessary to prevent Access Persons from violating the code of ethics.

     DEFINITIONS
     Certain terms are defined below. These definitions are intended as a guide to the user of this Policy 2-114 Professional Conduct and do not supersede or modify the official definitions contained in Rule 17j-1 or applicable law. Any interpretations of these definitions that may be required shall conform to Rule 17j-1.

     Access Persons. For the purposes of this Policy 2-114, Access Persons are employees of the Bank who (1) manage one or more portfolios of The Pillar Funds, or (2) work at the Investment Department Trading Desk, or (3) are members of, or participate in, either the Investment Department Equity Strategy Group or Fixed Income Strategy Group deliberations and decisions, or (4) any other Bank employees who are primarily employed by the Investment Department and have the authorization to review transactions that relate to any of The Pillar Funds. [Note, all Investment Personnel, defined below, are Access Persons, who shall be subject to additional requirements]. In the event that an Access Person is also an access person of The Pillar Funds, then the code of ethics of The Pillar Funds shall govern wherever that code of ethics has more restrictive requirements.

     Advisory Person.  Same meaning as Access Person.

     Beneficial Ownership. An employee shall be considered to have beneficial interest in a Security when the employee, directly or indirectly, has a direct or indirect pecuniary interest in the Security. The term indirect pecuniary interest shall include, but not be limited to, securities held by members of a person's immediate family residing in the same household. See Exhibit "E" for a detailed definition of Beneficial Ownership [citation 17CFR240.16a-2].

     Control. Any person who owns beneficially, either directly or indirectly, more than 25% of the voting securities of a company.

     Covered Security. Generally, Covered Securities are all Securities, excluding (1) direct obligations of the United States Government or its agencies, (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (3) shares of open-end mutual funds.

     Fund. Any open-end investment company registered under the Investment Company Act of 1940, including any of the portfolios of The Pillar Funds.

     Initial Public Offering (IPO). A new offering of securities registered under the Securities Act of 1933 by an issuer which, immediately before registration, was not a public company subject to reporting requirements under the Securities Exchange Act of 1934.

     Investment Personnel. Investment Personnel are a subset of Access Persons, defined above, who are employees of the Bank, and who (1) manage one or more portfolios of The Pillar Funds, or (2) work at the Investment Department Trading Desk, or (3) are members of, or participate in, either the Investment Department Equity Strategy Group or Fixed Income Strategy Group deliberations and decisions. [Note, this term does not include all other Bank employees who are primarily employed by the Investment Department and have the authorization to review transactions that relate to The Pillar Funds, and who are Access Persons solely because of that authorization.]

     Limited Offering. An offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities Act of 1933.

     Purchase or Sale of Covered Security. This transaction includes, among other things, the writing of an option to purchase or sell a Covered Security.

     Security Held or to be Acquired. This references any Covered Security which, within the most recent 15 days, (1) (a) is or has been held by a portfolio of The Pillar Funds, or (b) is being or has been considered for purchase by a portfolio of The Pillar Funds, and (2) any option to purchase or sell any Security convertible into or exchangeable for a Covered Security, including warrants.

     Security. Security means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

     Unlawful Actions. It is unlawful for any Affiliated Person, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by any portfolio of the Pillar Funds: (1) to employ any device, scheme or artifice to defraud The Pillar Funds; (2) to make any untrue statement of a material fact to The Pillar Funds or omit to state a material fact necessary in order to make the statements made to The Pillar Funds, in light of the circumstances under which they are made, not misleading; (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on The Pillar Funds; or
     (4) to engage in any manipulative practice with respect to The Pillar
     Funds.

     IDENTIFICATION OF ACCESS PERSONS AND INVESTMENT PERSONNEL
     The Private Bank Chief Investment Officer is responsible for identification of all Bank employees who may be categorized as Access Persons or Investment Personnel. The Private Bank Chief Investment Officer shall notify The Private Bank Compliance Officer of these employees by Friday, February 25, 2000, and promptly thereafter of any subsequent changes. See Exhibit "G" as sample format.

     The Private Bank Compliance Officer shall be responsible for informing Access Persons and Investment Personnel of their reporting obligation.

     REPORTS REQUIRED BY ACCESS PERSONS
     Initial Holdings Report. A Bank employee shall file an Initial Holdings Report, that contains information that is current as of the date he or she became an Access Person, within ten (10) calendar days after becoming an Access Person. See Exhibit "C" for the standard format. An Access Person shall report all Covered Securities in which he or she has any direct or indirect beneficial ownership and any account with any Securities (not just Covered Securities) held for his or her direct or indirect benefit. This report shall be filed with The Private Bank Compliance Officer as may be further directed by that Officer. The Private Bank Compliance Officer shall review the Initial Holdings Report.

     Quarterly Transaction Report. An Access Person shall file a Quarterly Transaction Report within ten (10) calendar days after the end of each calendar quarter. See Exhibit "D" for the standard format. An Access Person shall report any transactions during the quarter in any Covered Securities in which he or she had any direct or indirect beneficial ownership and any account he or she established during the quarter containing any Securities (not just Covered Securities) for his or her direct or indirect benefit. This report shall be filed with The Private Bank Compliance Officer as may be further directed by that Officer. The Private Bank Chief Investment Officer shall review the Quarterly Transaction Report, except that the Manager of The Private Bank shall review the report of The Private Bank Chief Investment Officer, if any.

     Annual Holdings Report. Annually, an Access Person shall file an Annual Holdings Report that contains information that is current within 30 days of the date the report is submitted. See Exhibit "C" for the standard format. The Annual Holdings Report shall be filed as of the end of each calendar year, except that, during the Year 2000, the Annual Holdings Report shall be submitted no later than Friday June 30, 2000. An Access Person shall report all Covered Securities in which he or she has any direct or indirect beneficial ownership and any account with any Securities (not just Covered Securities) held for his or her direct or indirect benefit. This report shall be filed with The Private Bank Compliance Officer as may be further directed by that Officer. The Private Bank Compliance Officer shall review the Annual Holdings Report.

     Any report required by Access Persons or Investment Personnel in this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

     REPORTS REQUIRED BY INVESTMENT PERSONNEL
     In addition to reports required under "Reports Required by Access Persons", Investment Personnel who intend to directly or indirectly acquire beneficial ownership of an Initial Public Offering (IPO) (see definition above), or Limited Offering (see definition above), shall first submit a Request for Pre-Approval to Acquire IPO and Limited Offering Report (see Exhibit "F" for the standard format). Said Request for Pre-Approval to Acquire IPO and Limited Offering Report shall be filed with The Private Bank Chief Investment Officer, with a copy sent to The Private Bank Compliance Officer.

     The Private Bank Chief Investment Officer shall review each Report, except that the Manager of The Private Bank shall review the report of The Private Bank Chief Investment Officer, if any. The proposed acquisition shall not be permitted without the specific written approval of The Private Bank Chief Investment Officer, or the Manager of The Private Bank in the case of a Report submitted by The Private Bank Chief Investment Officer. The Private Bank Chief Investment Officer, or the Manager of The Private Bank, shall submit a copy of the Report indicating the "approval" or "denial" to The Private Bank Compliance Officer.

     Any Report required by Investment Personnel may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

     RECORDKEEPING REQUIREMENTS
     The Private Bank Compliance Officer is responsible for maintaining Reports required to be made by Access Persons and Investment Personnel, as set forth below, and will make them available to representatives of the Securities Exchange Commission, or any Bank regulator for examination:

               A copy of each code of ethics for the Bank that is in effect, or at any time within the past five years was in effect, maintained in an easily accessible place (available as Notes Archives from the Editor of The Private Bank Policy Manual);

               A record of any violation of the code of ethics, and of any action taken as a result of the violation, maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs (see sample format Exhibit "H");

               A copy of each report made by an Access Person or Investment Personnel, including any information permitted to be provided in lieu of the reports, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

               A record of all persons, currently or within the past five years, who are or were Access Persons or Investment Personnel and required to make reports, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

               A copy of each report furnished to the The Pillar Funds Board of Trustees by The Private Bank Chief Investment Officer (as described above) shall be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place; and

               A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of IPO and Limited Offering securities, for at least five years after the end of the fiscal year in which the approval is granted.

     DELEGATION
     Whenever a duty is assigned to a Bank employee, it may be delegated to an appropriate substituted employee who has the necessary knowledge and authority to complete the duty.


Exhibits


THE CODE OF ETHICS  - EXHIBIT "A"

Members of the Association for Investment Management and Research shall:

o Act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, employers, employees, and fellow members.

o Practice and encourage others to practice in a professional and ethical manner that will reflect credit on members and their profession.

o Strive to maintain and improve their competence and the competence of others in the profession.

o Use reasonable care and exercise independent professional judgment.

THE STANDARDS OF PROFESSIONAL CONDUCT

STANDARD I: FUNDAMENTAL RESPONSIBILITIES

Members shall:

A. Maintain knowledge of and comply with all applicable laws, rules, and regulations (including AIMR's Code of Ethics and Standards of Professional Conduct) of any government, governmental agency, regulatory organization, licensing agency, or professional association governing the members' professional activities.

B. Not knowingly participate in or assist any violation of such laws, rules, or regulations.

STANDARD II: RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE PROFESSION

A. USE OF PROFESSIONAL DESIGNATION.

1. Membership in AIMR, the Financial Analyst Federation (FAF), or the Institute for Chartered Financial Analysts (ICFA) may be referenced by members of these organizations only in a dignified and judicious manner. The use of the reference may be accompanied by an accurate explanation of the requirements that have been met to obtain membership in these organizations.

2. Holders of the Chartered Financial Analyst (CFA) designation may use the professional designation "Chartered Financial Analyst," or the abbreviation "CFA," and are encouraged to do so, but only in a dignified and judicious manner. The use of the designation may be accompanied by an accurate explanation of the requirements that have been met to obtain the designation.

3. Candidates may reference their participation in the CFA Program, but the reference must clearly state that an individual is a candidate for the CFA designation and may not imply that the candidate has achieved any type of partial designation.

B. PROFESSIONAL MISCONDUCT. Members shall not engage in any professional conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence.

C. PROHIBITION AGAINST PLAGIARISM. Members shall not copy or use, in substantially the same form as the original, material prepared by another without acknowledging and identifying the name of the author, publisher, or source of such material. Members may use, without acknowledgment, factual information published by recognized financial and statistical reporting services or similar sources.

STANDARD III: RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE EMPLOYER

A. OBLIGATION TO INFORM EMPLOYER OF CODE AND STANDARDS. Members shall:

1. Inform their employer, through their direct supervisor, that they are obligated to comply with the Code and Standards and are subject to disciplinary sanctions for violations thereof.

2. Deliver a copy of the Code and Standards to their employer if the employer does not have a copy.

B. DUTY TO EMPLOYER. Members shall not undertake any independent practice that could result in compensation or other benefit in competition with their employer unless they obtain written consent from both their employer and the persons or entities for whom they undertake independent practice.

C. DISCLOSURE OF CONFLICTS TO EMPLOYER. Members shall:

1. Disclose to their employer all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to interfere with their duty to their employer or ability to make unbiased and objective recommendations.

2. Comply with any prohibitions on activities imposed by their employer if a conflict of interest exists.

D. DISCLOSURE OF ADDITIONAL COMPENSATION ARRANGEMENTS. Members shall disclose to their employer in writing all monetary compensation or other benefits that they receive for their services that are in addition to compensation or benefits conferred by a member's employer.

E. RESPONSIBILITIES OF SUPERVISORS. Members with supervisory responsibility, authority, or the ability to influence the conduct of others shall exercise reasonable supervision over those subject to their supervision or authority to prevent any violation of applicable statutes, regulations, or provisions of the Code and Standards. In so doing, members are entitled to rely on reasonable procedures to detect and prevent such violations.

STANDARD IV: RELATIONSHIPS WITH AND RESPONSIBILITIES TO CLIENTS AND PROSPECTS

A. INVESTMENT PROCESS.

A.1 REASONABLE BASIS AND REPRESENTATIONS. Members shall:

         a. Exercise diligence and thoroughness in making investment recommendations or in taking investment actions.


         b. Have a reasonable and adequate basis, supported by appropriate research and investigation, for such recommendations or actions.


         c. Make reasonable and diligent efforts to avoid any material misrepresentation in any research report or investment recommendation.


         d. Maintain appropriate records to support the reasonableness of such recommendations or actions.



A.2 RESEARCH REPORTS. Members shall:

         a. Use reasonable judgment regarding the inclusion or exclusion of relevant factors in research reports.


         b. Distinguish between facts and opinions in research reports.


         c. Indicate the basic characteristics of the investment involved when preparing for public distribution a research report that is not directly related to a specific portfolio or client.

A.3 INDEPENDENCE AND OBJECTIVITY. Members shall use reasonable care and judgment to achieve and maintain independence and objectivity in making investment recommendations or taking investment action.

B. INTERACTIONS WITH CLIENTS AND PROSPECTS.

B.1 FIDUCIARY DUTIES. In relationships with clients, members shall use particular care in determining applicable fiduciary duty and shall comply with such duty as to those persons and interests to whom the duty is owed. Members must act for the benefit of their clients and place their clients' interests before their own.

B.2 PORTFOLIO INVESTMENT RECOMMENDATIONS AND ACTIONS. Members shall:

         a. Make a reasonable inquiry into a client's financial situation, investment experience, and investment objectives prior to making any investment recommendations and shall update this information as necessary, but no less frequently than annually, to allow the members to adjust their investment recommendations to reflect changed circumstances.


         b. Consider the appropriateness and suitability of investment recommendations or actions for each portfolio or client. In determining appropriateness and suitability, members shall consider applicable relevant factors, including the needs and circumstances of the portfolio or client, the basic characteristics of the investment involved, and the basic characteristics of the total portfolio. Members shall not make a recommendation unless they reasonably determine that the recommendation is suitable to the client's financial situation, investment experience, and investment objectives.


         c. Distinguish between facts and opinions in the presentation of investment recommendations.


         d. Disclose to clients and prospects the basic format and general principles of the investment processes by which securities are selected and portfolios are constructed and shall promptly disclose to clients and prospects any changes that might significantly affect those processes.

         B.3 FAIR DEALING. Members shall deal fairly and objectively with all clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

         B.4 PRIORITY OF TRANSACTIONS. Transactions for clients and employers shall have priority over transactions in securities or other investments of which a member is the beneficial owner so that such personal transactions do not operate adversely to their clients' or employer's interests. If members make a recommendation regarding the purchase or sale of a security or other investment, they shall give their clients and employer adequate opportunity to act on their recommendations before acting on their own behalf. For purposes of the Code and Standards, a member is a "beneficial owner" if the member has

         a. a direct or indirect pecuniary interest in the securities;

         b. the power to vote or direct the voting of the shares of the securities or investments;

         c. the power to dispose or direct the disposition of the security or investment.

         B.5 PRESERVATION OF CONFIDENTIALITY. Members shall preserve the confidentiality of information communicated by clients, prospects, or employers concerning matters within the scope of the client-member, prospect-member, or employer-member relationship unless (1) a member receives information concerning illegal activities on the part of the client, prospect, or employer, or (2) if required to do otherwise by applicable laws, regulations, or governmental authorities.

         B.6 PROHIBITION AGAINST MISREPRESENTATION. Members shall not make any statements, orally or in writing, that misrepresent

         a. the services that they or their firms are capable of performing;

         b. their qualifications or the qualifications of their firm;

         c. the member's academic or professional credentials.

Members shall not make or imply, orally or in writing, any assurances or guarantees regarding any investment except to communicate accurate information regarding the terms of the investment instrument and the issuer's obligations under the instrument.

B.7 DISCLOSURE OF CONFLICTS TO CLIENTS AND PROSPECTS. Members shall disclose to their clients and prospects all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to impair the members' ability to make unbiased and objective recommendations.

B.8 DISCLOSURE OF REFERRAL FEES. Members shall disclose to clients and prospects any consideration or benefit received by the member or delivered to others for the recommendation of any services to the client or prospect.

STANDARD V: RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE PUBLIC

A. PROHIBITION AGAINST USE OF MATERIAL NONPUBLIC INFORMATION. Members who possess material nonpublic information related to the value of a security shall not trade or cause others to trade in that security if such trading would breach a duty or if the information was misappropriated or relates to a tender offer. If members receive material nonpublic information in confidence, they shall not breach that confidence by trading or causing others to trade in securities to which such information relates. Members shall make reasonable efforts to achieve public dissemination of material nonpublic information disclosed in breach of a duty.

B. PERFORMANCE PRESENTATION.
1. Members shall not make any statements, orally or in writing, that misrepresent the investment performance that they or their firms have accomplished or can reasonably be expected to achieve.

2. If members communicate individual or firm performance information directly or indirectly to clients or prospective clients, or in a manner intended to be received by clients or prospective clients, members shall make every reasonable effort to assure that such performance information is a fair, accurate, and complete presentation of such performance.



Published: December 16, 1996.

THE CODE OF ETHICS  - EXHIBIT "C"



     DATE:           11/16/00



     TO:             "Access Persons"



     FROM:           Nancy M. Hecker

                     Compliance, The Private Bank

                     210 Main St. 4th Floor, Hackensack, NJ 07601

                     Telephone 201-646-6275, Fax 201646-1749



     SUBJECT:        Initial Holdings Report and Annual Holdings Report





Under Federal Regulations [Regulation 17 CFR 270.17j-1], you are considered to be an "Access Person" who must report to Summit Bank the following:
1. "Initial Holdings Report" within 10 days after becoming an Access Person.
2. "Annual Holdings Report". The Annual Holdings Report shall be filed as of the end of each calendar year. The Annual Holdings Report information must be submitted within 30 days from the date of calendar year end brokerage statements.

Please refer to The Private Bank Policy 2-114 Professional Conduct for complete details as to this requirement.


INITIAL HOLDINGS REPORT

A Bank employee shall file an Initial Holdings Report, that contains information that is current as of the date he or she became an Access Person within ten (10) days of the date he or she became an Access Person, and shall report all Covered Securities in which the Access Person has any direct or indirect beneficial ownership and any account with any Securities (not just Covered Securities) held for his or her direct or indirect benefit. You are considered to have a beneficial interest in securities that are bought or sold in the name of yourself, your spouse, or any member of your immediate family residing in the same household, among other things.



ANNUAL HOLDINGS REPORT

A Bank employee shall file an Annual Holdings Report that contains information that is current within 30 days of the date the report is submitted. The Annual Holdings Report must be filed by the Access Person within thirty (30) days after the end of each calendar year. An Access Person shall report all Covered Securities owned in which he or she has any direct or indirect beneficial ownership and any account with any Securities (not just Covered Securities) held for his or her direct or indirect benefit. You are considered to have a beneficial interest in securities that are bought or sold in the name of yourself, your spouse, or any member of your immediate family residing in the same household, among other things.



The term "Covered Securities" is broadly defined, but specifically exempts: (1) direct obligations of the United States Government, (2) bankers' acceptances,
(3) bank certificates of deposit, (4) commercial paper and high quality short-term debt instruments (including repurchase agreements), and (5) shares of registered open-end mutual funds.



You are included in the class of individuals required to report because, in connection with your duties associated with The Pillar Funds, you may obtain information concerning Covered Securities that are purchased or sold by the Bank with respect to these funds.



You may exclude from the report security transactions for your benefit where you have no direct or indirect influence or control.



Any questions on this procedure may be referred to The Private Bank Compliance Officer.



Please complete the form regardless of whether you have any reportable holdings as of this reporting period. If you have no reportable holdings you may check the indicated box, sign and date the form. Please return the form to:





                       The Private Bank Compliance Officer

                                 Nancy M. Hecker

                            (telephone 201-646-6275)

                            210 Main Street 4th Floor

                              Hackensack, NJ 07601

        Summit Bank - INITIAL HOLDINGS REPORT AND ANNUAL HOLDINGS REPORT

As of _________________________ [Either: (1) Initial Date Becoming an Access Person or (2) Calendar Year-end]



Name (print) ________________________________  Date: _______________________
Initial Holdings Report? Yes / No   Annual Holdings Report?  Yes / No
                         --------                            --------

-------------------- -------------------- -------------------------------- -----------------------------------------------
  Number of Units     Principal Amount       Issuer and Security Title               Held at Broker-Dealer-Bank
-------------------- -------------------- -------------------------------- -----------------------------------------------



-------------------- -------------------- -------------------------------- -----------------------------------------------

Please check ________________ if you had no reportable holdings as of this date.


The name of the broker, dealer or bank with whom you established an account; and the date it was established, in which ANY SECURITIES (not just Covered Securities) were held for the direct or indirect benefit of yourself: _________. Date the account was established _________________________.


You represent that you have (1) received a copy of The Private Bank Policy 2-114 Professional Conduct, including the "Code of Ethics", and Procedure, (2) read said Policy, "Code of Ethics", and Procedure, and (3) raised any questions that you have regarding same with The Private Bank Compliance Officer.


Signed: ________________________________________________________________________


This report is required by Rule 17j-1 of the Investment Company Act [citation 17 CFR 270.17j-1] and is subject to regulatory examination. All holdings of Covered Securities by you, or on your behalf, in which you have a beneficial interest should be reported. You are considered to have a beneficial interest in Covered Securities in the name of yourself, your spouse, or any member of your immediate family residing in the same household. Refer to The Private Bank Policy 2-114 Professional Conduct for complete information.

The term "Covered Securities" is broadly defined, but specifically exempts: (1) direct obligations of the United States Government, (2) bankers' acceptances,
(3) bank certificates of deposit, (4) commercial paper and high quality short-term debt instruments (including repurchase agreements), and (5) shares of registered open-end mutual funds.



The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the Covered Security or Covered Securities listed.


INITIAL HOLDINGS REPORT DUE WITHIN TEN (10) DAYS. ANNUAL HOLDINGS REPORT DUE WITHIN THIRTY (30) DAYS.

RETURN TO: THE PRIVATE BANK COMPLIANCE OFFICER, NANCY M. HECKER (TELEPHONE 201-646-6275), 210 MAIN STREET, 4TH FLOOR, HACKENSACK, NJ 07601.

THE CODE OF ETHICS  - EXHIBIT "D"


     DATE:           5/10/00

     TO:             Access Persons

     FROM:           C. William Hazelton

                     Compliance, The Private Bank

                     750 Walnut Avenue, Cranford NJ 07016

                     Telephone 908-931-3561, Fax 908-931-3201



     SUBJECT:        Quarterly Transaction Report
                     for Quarter Ending ________________

Under Federal Regulations [Regulation 17 CFR 270.17j-1], you are considered to be an "Access Person" who must report to Summit Bank, within ten (10) calendar days of the end of each calendar quarter, a report that discloses all transactions in Covered Securities made by you, or on your behalf, in which you have a beneficial interest. You are considered to have a beneficial interest in securities that are bought or sold in the name of yourself, your spouse, or any member of your immediate family, residing in the same household, among other things.

You are included in the class of individuals required to report because, in connection with your duties associated with The Pillar Funds, you may obtain information concerning Covered Securities that are purchased or sold by the Bank with respect to these funds.

The term "Covered Securities" is broadly defined, but specifically exempts: (1) direct obligations of the United States Government, (2) bankers' acceptances,
(3) bank certificates of deposit, (4) commercial paper and high quality short-term debt instruments (including repurchase agreements), and (5) shares of registered open-end mutual funds.

Please report on the enclosed form the following information for each separate Covered Security transaction:
  1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
  2. The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

  3. The price of the Covered Security at which the transaction was effected;
  4. The name of the broker, dealer or bank with or through which the transaction was effected; and
  5. The date that the report is submitted by the Access Person.

  Please also report, with respect to any account established by the Access Person in which any Securities (not just Covered Securities) were held during the quarter for the direct or indirect benefit of the Access Person:
  1. The name of the broker, dealer or bank with whom the Access Person established the account;
  2. The date the account was established; and
  3. The date that the report is submitted by the Access Person.

You may exclude from the report security transactions for your benefit where you have no direct or indirect influence or control.

Any questions on this procedure may be referred to The Private Bank Compliance Officer.

Please complete the form regardless of whether you have any reportable transactions in Covered Securities for this calendar quarter. If you have no transactions you may check the indicated box, sign and date the form. Please return the form to:

                       The Private Bank Compliance Officer

                         Attn.: Karen Pinnel, Secretary

                            (telephone 201-646-5335)

                210 Main Street, 3rd Floor, Hackensack, NJ 07601

                   Summit Bank - QUARTERLY TRANSACTION REPORT

              For the Calendar Quarter _______________ to _________

Name (print) ___________________________________________________________________


--------------- ---------------- -------------------------- ---------------- -------- ------------------- ------------------
     Date       Number of Units    Title, Interest Rate,       Nature of       Unit     Principal Value     Broker - Dealer
                                       Maturity Date          Transaction     Price                            - Bank
--------------- ---------------- -------------------------- ---------------- -------- ------------------- ------------------



--------------- ---------------- -------------------------- ---------------- -------- ------------------- ------------------



Please check ________________ if you had no reportable transactions in Covered Securities for this calendar quarter.


The name of the broker, dealer or bank with whom you established an account during the quarter; and the date it was established, in which ANY SECURITIES (not just Covered Securities) were held during the quarter for the direct or indirect benefit of the you: _____________. Date the account was established ______________________.

You represent that you have fully and completely complied with The Private Bank Policy 2-114 Professional Conduct, including the "Code of Ethics" and the Procedure as set forth in that Policy, during the reporting period, except as follows: ______________________________________________________________________.


Signed: _______________________________________________________________________


This report is required by Rule 17j-1 of the Investment Company Act [17 CFR 270.17j-1] and is subject to regulatory examination. All transactions in securities made by you, or on your behalf, in which you have a beneficial interest should be reported. You are considered to have a beneficial interest in Covered Securities in the name of yourself, your spouse, or any member of your immediate family residing in the same household. Refer to The Private Bank Policy 2-114 Professional Conduct for complete information.

The term "Covered Securities" is broadly defined, but specifically exempts: (1) direct obligations of the United States Government, (2) bankers' acceptances,
(3) bank certificates of deposit, (4) commercial paper and high quality short-term debt instruments (including repurchase agreements), and (5) shares of registered open-end mutual funds.

The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the Covered Security or Covered Securities listed.

THIS REPORT MUST BE RETURNED WITHIN TEN (10) CALENDAR DAYS AFTER THE END OF EACH CALENDAR QUARTER.

RETURN TO: THE PRIVATE BANK COMPLIANCE OFFICER, ATTN.: KAREN PINNEL, SECRETARY, (TELEPHONE 201-646-5335), 210 MAIN STREET, 3RD FLOOR, HACKENSACK, NJ.

THE CODE OF ETHICS  - EXHIBIT "E"


BENEFICIAL INTEREST

[Code of Federal Regulations] [Title 17, Volume 3, Parts 240 to End] [Revised as of April 1, 1999] From the U.S. Government Printing Office via GPO Access [CITE:
17CFR240.16a-1] [Page 351-354] TITLE 17--COMMODITY AND SECURITIES EXCHANGES CHAPTER II--SECURITIES AND EXCHANGE COMMISSION--Continued PART 240--GENERAL RULES AND REGULATIONS, SECURITIES EXCHANGE ACT OF 1934--Table of Contents Subpart A--Rules and Regulations Under the Securities Exchange Act of 1934 Sec. 240.16a-1 Definition of Terms. Terms defined in this rule shall apply solely to section 16 of the Act and the rules thereunder. These terms shall not be limited to section 16(a) of the Act but also shall apply to all other subsections under section 16 of the Act. (a) The term beneficial owner shall have the following applications: [[Page 352]] (1) Solely for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered pursuant to section 12 of the Act, the term "beneficial owner" shall mean any person who is deemed a beneficial owner pursuant to section 13(d) of the Act and the rules thereunder; provided, however, that the following institutions or persons shall not be deemed the beneficial owner of securities of such class held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business (or in the case of an employee benefit plan specified in paragraph (a)(1)(vi) of this section, of securities of such class allocated to plan participants where participants have voting power) as long as such shares are acquired by such institutions or persons without the purpose or effect of changing or influencing control of the issuer or engaging in any arrangement subject to Rule 13d-3(b) (Sec. 240.13d-3(b)): (i) A broker or dealer registered under section 15 of the Act (15 U.S.C.

78o); (ii) A bank as defined in section 3(a)(6) of the Act (15 U.S.C.
78c); (iii) An insurance company as defined in section 3(a)(19) of the Act (15 U.S.C. 78c); (iv) An investment company registered under section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8); (v) Any person registered as an investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state; (vi) An employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 1001 et seq. ("ERISA") that is subject to the provisions of ERISA, or any such plan that is not subject to ERISA that is maintained primarily for the benefit of the employees of a state or local government or instrumentality, or an endowment fund; (vii) A parent holding company or control person, provided the aggregate amount held directly by the parent or control person, and directly and indirectly by their subsidiaries or affiliates that are not persons specified in paragraphs (a)(1)(i) through (ix), does not exceed one percent of the securities of the subject class; (viii) A savings association as defined in Section 3(b) of the Federal Deposit Insurance Act (12 U.S.C. 1813); (ix) A church plan that is excluded from the definition of an investment company under section 3(c)(14) of the Investment Company Act of 1940 (15 U.S.C. 80a-30; and (x) A group, provided that all the members are persons specified in Sec. 240.16a-1(a)(1)(i) through (ix). (xi) A group, provided that all the members are persons specified in Sec. 240.16a-1(a)(1) (i) through (vii). Note to paragraph (a). Pursuant to this section, a person deemed a beneficial owner of more than ten percent of any class of equity securities registered under section 12 of the Act would file a Form 3 (Sec. 249.103), but the securities holdings disclosed on Form 3, and changes in beneficial ownership reported on subsequent Forms 4 (Sec. 249.104) or 5 (Sec. 249.105), would be determined by the definition of "beneficial owner" in paragraph (a)(2) of this section. (2) Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term beneficial owner shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following: (i) The term pecuniary interest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. (ii) The term indirect pecuniary interest in any class of equity securities shall include, but not be limited to:
(A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also Sec. 240.16a- 1(a)(4); (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. [[Page 353]] The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:
(1) The general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or (2) The general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner. (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where: (1) The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and (2) Equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities; (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities; (E) A person's interest in securities held by a trust, as specified in Sec. 240.16a-8(b); and (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable. (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio. (3) Where more than one person subject to section 16 of the Act is deemed to be a beneficial owner of the same equity securities, all such persons must report as beneficial owners of the securities, either separately or jointly, as provided in Sec. 240.16a-3(j). In such cases, the amount of short-swing profit recoverable shall not be increased above the amount recoverable if there were only one beneficial owner. (4) Any person filing a statement pursuant to section 16(a) of the Act may state that the filing shall not be deemed an admission that such person is, for purposes of section 16 of the Act or otherwise, the beneficial owner of any equity securities covered by the statement. (5) The following interests are deemed not to confer beneficial ownership for purposes of section 16 of the Act: (i) Interests in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935 (15 U.S.C. 79a et seq.); (ii) Interests in portfolio securities held by any investment company registered under the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.); and (iii) Interests in securities comprising part of a broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate federal governmental authority.
(b) The term call equivalent position shall mean a derivative security position that increases in value as the value of the underlying equity increases, including, but not limited to, a long convertible security, a long call option, and a short put option position. (c) The term derivative securities shall mean any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with a value derived from the value of an equity security, but shall not include: (1) Rights of a pledgee of securities to sell the pledged securities; [[Page 354]] (2) Rights of all holders of a class of securities of an issuer to receive securities pro rata, or obligations to dispose of securities, as a result of a merger, exchange offer, or consolidation involving the issuer of the securities; (3) Rights or obligations to surrender a security, or have a security withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of equity securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise or vesting; (4) Interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority; (5) Interests or rights to participate in employee benefit plans of the issuer; (6) Rights with an exercise or conversion privilege at a price that is not fixed; or (7) Options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering. (d) The term equity security of such issuer shall mean any equity security or derivative security relating to an issuer, whether or not issued by that issuer. (e) The term immediate family shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in- law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. (f) The term "officer" shall mean an issuer's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy- making functions for the issuer. Officers of the issuer's parent(s) or subsidiaries shall be deemed officers of the issuer if they perform such policy-making functions for the issuer. In addition, when the issuer is a limited partnership, officers or employees of the general partner(s) who perform policy-making functions for the limited partnership are deemed officers of the limited partnership. When the issuer is a trust, officers or employees of the trustee(s) who perform policy-making functions for the trust are deemed officers of the trust. Note: "Policy-making function" is not intended to include policy- making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (Sec. 229.401(b)) the issuer identifies a person as an "executive officer," it is presumed that the Board of Directors has made that judgment and that the persons so identified are the officers for purposes of Section 16 of the Act, as are such other persons enumerated in this paragraph (f) but not in Item 401(b).
(g) The term portfolio securities shall mean all securities owned by an entity, other than securities issued by the entity. (h) The term put equivalent position shall mean a derivative security position that increases in value as the value of the underlying equity decreases, including, but not limited to, a long put option and a short call option position. [56 FR 7265, Feb. 21, 1991, as amended at 56 FR 19927, May 1, 1991; 61 FR 30391, June 14, 1996; 63 FR 2868, Jan. 16,
1998].

                            TRUST INTERESTED PARTIES

[Code of Federal Regulations]
[Title 17, Volume 3, Parts 240 to End]
[Revised as of April 1, 1999]
From the U.S. Government Printing Office via GPO Access
[CITE: 17CFR240.16a-8]

[Page 358-359]

              TITLE 17--COMMODITY AND SECURITIES EXCHANGES

       CHAPTER II--SECURITIES AND EXCHANGE COMMISSION--Continued

PART 240--GENERAL RULES AND REGULATIONS, SECURITIES EXCHANGE
ACT OF 1934--Table of Contents

 Subpart A--Rules and Regulations Under the Securities Exchange Act of
                                  1934

Sec. 240.16a-8  Trusts.

    (a) Persons subject to section 16--(1) Trusts. A trust shall be subject to section 16 of the Act with respect to securities of the issuer if the trust is a beneficial owner, pursuant to Sec. 240.16a-1(a)(1), of more than ten percent of any class of equity securities of the issuer registered pursuant to section 12 of the Act ("ten percent beneficial owner").
    (i) The trust is a beneficial owner, pursuant to Sec. 240.16a-1(a)(1), of more than ten percent of any class of equity securities of the issuer registered pursuant to section 12 of the Act ( "ten percent beneficial owner "); or
    (ii) The trustee otherwise is subject to section 16 of the Act and exercises or shares investment control over the issuer's securities held by the trust, and either the trustee or a member of the trustee's immediate family has a pecuniary interest in the issuer's securities held by the trust, except where the trustee is:
    (A) An entity or person that in the ordinary course of business acts as trustee, and is specified in Sec. 240.16a-1(a)(1) (i) through (viii); or
    (B) An officer or director of the issuer serving as trustee for the issuer's employee benefit plan trust.
    (2) Trustees, beneficiaries, and settlors. In determining whether a trustee, beneficiary, or settlor is a ten percent beneficial owner with respect to the issuer:
    (i) Such persons shall be deemed the beneficial owner of the issuer's securities held by the trust, to the extent specified by Sec. 240.16a-1(a)(1); and
    (ii) Settlors shall be deemed the beneficial owner of the issuer's securities held by the trust where they have the power to revoke the trust without the consent of another person.
    (b) Trust Holdings and Transactions. Holdings and transactions in the issuer's securities held by a trust shall be reported by the trustee on behalf of the trust, if the trust is subject to section 16 of the Act, except as provided below. Holdings and transactions in the issuer's securities held by a trust (whether or not subject to section 16 of the Act) may be reportable by other parties as follows:
    (1) Trusts. The trust need not report holdings and transactions in the issuer's securities held by the trust in an employee benefit plan subject to the Employee Retirement Income Security Act over which no trustee exercises investment control.
    (2) Trustees. If, as provided by Sec. 240.16a-1(a)(2), a trustee subject to section 16 of the Act has a pecuniary interest in any holding or transaction in the issuer's securities held by the trust, such holding or transaction shall be attributed to the trustee and shall be reported by the trustee in the trustee's individual capacity, as well as on behalf of the trust. With respect to performance fees and holdings of the trustee's immediate family, trustees shall be deemed to have a pecuniary interest in the trust holdings and transactions in the following circumstances:
    (i) A performance fee is received that does not meet the proviso of Sec. 240.16a-1(a)(2)(ii)(C); or

[[Page 359]]

    (ii) At least one beneficiary of the trust is a member of the trustee's immediate family. The pecuniary interest of the immediate family member(s) shall be attributed to and reported by the trustee.
    (3) Beneficiaries. A beneficiary subject to section 16 of the Act shall have or share reporting obligations with respect to transactions in the issuer's securities held by the trust, if the beneficiary is a beneficial owner of the securities pursuant to Sec. 240.16a-1(a)(2), as follows:
    (i) If a beneficiary shares investment control with the trustee with respect to a trust transaction, the transaction shall be attributed to and reported by both the beneficiary and the trust;
    (ii) If a beneficiary has investment control with respect to a trust transaction without consultation with the trustee, the transaction shall be attributed to and reported by the beneficiary only; and
    (iii) In making a determination as to whether a beneficiary is the beneficial owner of the securities pursuant to Sec. 240.16a-1(a)(2), beneficiaries shall be deemed to have a pecuniary interest in the issuer's securities held by the trust to the extent of their pro rata interest in the trust where the trustee does not exercise exclusive investment control.

    Note to Paragraph (b)(3): Transactions and holdings attributed to a trust beneficiary may be reported by the trustee on behalf of the beneficiary, provided that the report is signed by the beneficiary or other authorized person. Where the transactions and holdings are attributed both to the trustee and trust beneficiary, a joint report may be filed in accordance with Sec. 240.16a-3(j).

    (4) Settlors. If a settlor subject to section 16 of the Act reserves the right to revoke the trust without the consent of another person, the trust holdings and transactions shall be attributed to and reported by the settlor instead of the trust; Provided, however, That if the settlor does not exercise or share investment control over the issuer's securities held by the trust, the trust holdings and transactions shall be attributed to and reported by the trust instead of the settlor.
    (c) Remainder interests. Remainder interests in a trust are deemed not to confer beneficial ownership for purposes of section 16 of the Act, provided that the persons with the remainder interests have no power, directly or indirectly, to exercise or share investment control over the trust.
    (d) A trust, trustee, beneficiary or settlor becoming subject to section 16(a) of the Act pursuant to this rule also shall be subject to sections 16(b) and 16(c) of the Act.

[56 FR 7265, Feb. 21, 1991, as amended at 56 FR 19927, May 1, 1991; 61 FR 30392,
June 14, 1996].

THE CODE OF ETHICS  - EXHIBIT "F"

DEAR:



TO:                  The Private Bank Chief Investment Officer


COPY:                The Private Bank Compliance Officer

                     750 Walnut Avenue, Cranford NJ 07016

                     Telephone 908-931-3561, Fax 908-931-3201


FROM:                [Investment Personnel]


SUBJECT: Request for pre-approval to purchase IPO and Limited Offering



See definitions of IPO, Limited Offering, and Investment Personnel on following page.


------------------------------------------------- ------------------------------
Name of "Investment Personnel" requesting pre-
approval to purchase IPO or Limited Offering.
------------------------------------------------- ------------------------------

Job function of "Investment Personnel".

------------------------------------------------- ------------------------------

Full description of IPO or Limited Offering, including number of shares.


------------------------------------------------- ------------------------------

Estimated date of proposed purchase of IPO
or Limited Offering.
------------------------------------------------- ------------------------------

"Investment Personnel" full explanation of how opportunity to purchase subject security did not result from position with The Pillar Funds.



------------------------------------------------- ------------------------------

Signature of "Investment Personnel" requesting
pre-approval to purchase IPO or Limited Offering.
------------------------------------------------- ------------------------------



------------------------------------------------- ------------------------------

Name of Employee reviewing application.

------------------------------------------------- ------------------------------

Job function of Employee reviewing application.

------------------------------------------------- ------------------------------

Application is "Approved" or "Denied".

                                                  Approved ________
                                                  Denied __________
------------------------------------------------- ------------------------------

Full explanation of decision to "Approve" or "Deny" Application.



------------------------------------------------- ------------------------------

Name, signature and title of the authorized
approver.
------------------------------------------------- ------------------------------

Send copy of form, after Approval or Denial, to: The Private Bank Compliance Officer (telephone 908-931-3561), 750 Walnut Avenue, Cranford NJ 07016

                              RELEVANT DEFINITIONS

                          Pursuant to IMD Policy 2-114



An INITIAL PUBLIC OFFERING (IPO) means a new offering of securities registered under the Securities Act of 1933 by an issuer which, immediately before registration, was not a public company subject to reporting requirements under the Securities Exchange Act of 1934.

INVESTMENT PERSONNEL of a Fund or of a Fund's investment adviser means:

         (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

         (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

A LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities Act of 1933.

THE CODE OF ETHICS  - EXHIBIT "H"



                                   Summit Bank

                                The Private Bank

                              Record of Violations

                               Of Code of Conduct

                        Policy 2-114 Professional Conduct



Forward to: The Private Bank Compliance Officer, 750 Walnut Avenue, Cranford, NJ 07016.



Description of Violation:



Date of Violation:



Action taken as a result of the Violation:
















Signed:

                                                       ,Chief Investment Officer



Date:

THE CODE OF ETHICS  - EXHIBIT "I"



DATE:



TO:                  The Pillar Funds Board of Trustees



COPY:                The Private Bank Compliance Officer

                     750 Walnut Avenue, Cranford NJ 07016

                     Telephone 908-931-3561, Fax 908-931-3201



FROM:                The Private Bank Chief Investment Officer



SUBJECT:             Annual or More Frequent Report on Ethics

                     Pursuant to The Private Bank Policy 2-114 Professional

                     Conduct and Rule 17j-1 under The Investment Company

                     Act of 1940


1. This is to advise The Pillar Funds Board of Trustees that since the last meeting of the Board of Trustees, the following changes were made to The Private Bank Policy 2-114 Professional Conduct:
1.
2.
                      3. [NONE]
4.
5.

2. This is to advise The Pillar Funds Board of Trustees that since the last annual report to the Board of Trustees, the following issues arose under The Private Bank Policy 2-114 Professional Conduct, including the Code of Ethics and the related Procedure, including, but not limited to information about material violations of the Policy, Code, Procedure, and sanctions imposed in response to the material violations:
1.
2.
                      3. [NONE]

3. Procedures are in place that are reasonably necessary to prevent "Access Persons" (as defined in the Policy) from violating the Policy, Code, and Procedure.







Certified by:

                     The Private Bank Chief Investment Officer





Dated: